UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2005

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 651-293-2233

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 8, 2005, Ecolab announced that Allan L. Schuman, Chairman of the Board, will retire from the Ecolab Inc. Board of Directors at the company’s next annual meeting of stockholders, scheduled to be held May 12, 2006.  The Board plans to recognize Mr. Schuman with the honorary title of Chairman Emeritus upon his retirement.

In addition, Ecolab announced that the Board of Directors plans to elect Douglas M. Baker, currently President and Chief Executive Officer, to the additional office of Chairman of the Board, at that same meeting.

A copy of the News Release issued by Ecolab in connection with this Item 5.02 is attached hereto as Exhibit (99)A.

Item 8.01 Other Events.

On December 8, Ecolab also announced declaration of an increased quarterly cash dividend of $0.10 per share, payable January 17, 2006, to shareholders of record on December 20, 2005.  This declaration results in a new indicated annual cash dividend rate of $0.40 per share for 2006, an increase from $0.35 per share paid in 2005.

A copy of the News Release issued by Ecolab in connection with this Item 8.01 is attached as Exhibit (99)B.

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits.

(99)A.  Ecolab Inc. News Release dated December 8, 2005.

(99)B.  Ecolab Inc. News Release dated December 8, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: December 9, 2005	By:	/s/Timothy P. Dordell
Timothy P. Dordell
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)A.	Ecolab Inc. News Release dated December 8, 2005.	Filed herewith electronically.

(99)B.	Ecolab Inc. News Release dated December 8, 2005.	Filed herewith electronically.